EXHIBIT 99.1
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Introduction
The following unaudited pro forma condensed combined statement of operations and related notes present the historical consolidated financial statements of Cleveland-Cliffs Inc. (the "Company" or "Cliffs"), AK Steel Holding Corporation ("AK Steel") and ArcelorMittal USA LLC and Affiliates ("AM USA"), I/N Kote and I/N Tek, as if the completion of the AM USA Transaction (defined below) had occurred January 1, 2020.
On December 9, 2020, pursuant to the terms of the Transaction Agreement, dated as of September 28, 2020 (the "Transaction Agreement"), by and between the Company and ArcelorMittal S.A., an entity formed under Luxembourg law, ArcelorMittal S.A. sold substantially all of the operations of ArcelorMittal S.A.'s former wholly-owned subsidiary ArcelorMittal USA LLC, a Delaware limited liability company, its subsidiaries and certain affiliates (collectively “ArcelorMittal USA”) to Cliffs. In connection with the closing of the AM USA Transaction, as contemplated by the terms of the Transaction Agreement, ArcelorMittal S.A.'s joint venture partner in the I/N Kote and I/N Tek joint ventures (collectively, the "I/N JVs") exercised its put rights pursuant to the terms of the I/N JVs joint venture agreements. As a result, the Company purchased all of such joint venture partner's interests in the I/N JVs. Following the closing of the AM USA Transaction, the Company, through its subsidiaries, own 100% of the interests in the I/N JVs. Together we refer to these transactions as the "AM USA Transaction".
Additionally on March 13, 2020, pursuant to the AK Steel Merger Agreement, we completed the acquisition of AK Steel, in which we were the acquirer (the "AK Steel Merger").
The following unaudited pro forma condensed combined statement of operations of the Company for the year ended December 31, 2020 are based on the historical consolidated financial statements of Cliffs, AK Steel, AM USA, I/N Kote and I/N Tek using the acquisition method of accounting.
The transaction accounting adjustments consist of those necessary to account for the AM USA Transaction and the AK Steel Merger. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 give effect to the AM USA Transaction and the AK Steel Merger as if they both had occurred on January 1, 2020 and include all adjustments necessary to reflect the application of acquisition accounting for the AM USA Transaction and AK Steel Merger. The transaction accounting adjustments related to the AK Steel Merger reflect the period of January 1, 2020 through March 12, 2020 (the "Pre-AK Steel Merger Period"). The transaction accounting adjustments related to the AM USA Transaction reflect the period of January 1, 2020 through December 8, 2020 (the "Pre-AM USA Transaction Period").
The unaudited pro forma condensed combined statement of operations does not give effect to any cost savings, operating synergies or revenue synergies that may result from the AM USA Transaction or AK Steel Merger or the costs to achieve any synergies.

The unaudited pro forma condensed combined statement of operations is presented for informational purposes only, in accordance with Article 11 of Regulation S-X, and are not intended to represent or to be indicative of the income that the Company would have reported had the AK Steel Merger and/or the AM USA Transaction been completed as of the dates set forth in the unaudited pro forma condensed combined statement of operations due to various factors. The unaudited pro forma condensed combined statement of operations do not purport to represent the future results of operations of the Company.
The unaudited pro forma condensed combined statement of operations reflects management’s preliminary estimates of the fair value of purchase consideration and the fair values of tangible and intangible assets acquired and liabilities assumed in the AK Steel Merger and the AM USA Transaction, with the remaining estimated purchase consideration recorded as goodwill. Independent valuation specialists have conducted analyses to assist management of the Company in determining the fair values of the assets acquired and liabilities assumed. The Company’s management is responsible for these third-party valuations and appraisals. Since these unaudited pro forma condensed combined statement of operations have been prepared based on preliminary estimates of the fair value of purchase consideration and fair values of assets acquired and liabilities assumed, the actual amounts to be reported in future filings may differ materially from the amounts used in the unaudited pro forma condensed combined statement of operations.
On May 20, 2020, the Securities and Exchange Commission (the "SEC") adopted Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses, that updated certain presentation requirements for pro forma financial information. The amended guidance is effective January 1, 2021, but voluntary early compliance is permitted. The Company adopted the new guidance when preparing the unaudited pro forma condensed combined financial statements. The historical financial information has been adjusted to give effect to the application of acquisition accounting. The unaudited pro forma condensed combined financial information is based upon currently available information and estimates and assumptions that Cliffs management believes are reasonable as of the date hereof. Any of the factors underlying these estimates and assumptions may change or prove to be materially different.
The unaudited pro forma condensed combined statement of operations is presented to illustrate the estimated effects of the AK Steel Merger and AM USA Transaction, and should be read in conjunction with the following:
•The accompanying notes to the unaudited pro forma condensed combined statement of operations;
•The Cliffs historical audited consolidated financial statement(s) and notes thereto contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2020;
•The Current Report on Form 8-K of the Company to which this unaudited pro forma condensed combined statement of operations is attached as an exhibit;
•The audited combined consolidated financial statements of ArcelorMittal USA LLC and Affiliates as of December 31, 2019 and 2018 and for the years then ended, and the notes related thereto, included in Exhibit 99.1 to the Current Report on Form 8-K/A of the Company filed with the SEC on February 8, 2021;
•The unaudited condensed combined consolidated financial statements of ArcelorMittal USA and Affiliates as of September 30, 2020 and for the nine-months ended September 30, 2020 and 2019, and the notes related thereto, included in Exhibit 99.2 to the Current Report on Form 8-K/A of the Company filed with the SEC on February 8, 2021;
•The audited financial statements of I/N Kote as of December 31, 2019 and 2018 and for the years then ended, and the notes related thereto, included in Exhibit 99.3 to the Current Report on Form 8-K/A of the Company filed with the SEC on February 8, 2021;
•The unaudited condensed financial statements of I/N Kote as of September 30, 2020 and for the nine-months ended September 30, 2020 and 2019, and the notes related thereto, included in Exhibit 99.4 to the Current Report on Form 8-K/A of the Company filed with the SEC on February 8, 2021;
•The audited financial statements of I/N Tek as of December 31, 2019 and 2018 and for the years then ended, and the notes related thereto, included in Exhibit 99.5 to the Current Report on Form 8-K/A of the Company filed with the SEC on February 8, 2021; and
•The unaudited condensed financial statements of I/N Tek as of September 30, 2020 and for the nine-months ended September 30, 2020 and 2019, and the notes related thereto, included in Exhibit 99.6 to the Current Report on Form 8-K/A of the Company filed with the SEC on February 8, 2021.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Year Ended December 31, 2020
(In Millions, Except Per Share Amounts)

	Historical Cleveland-Cliffs Inc.	Historical AK Steel Holding Corporation (Pre-AK Steel Merger Period)	Transaction Accounting Adjs. (Note 6)	Elims. (Note 6)	Notes (Note 6)	Pro Forma After AK Steel Merger	AM USA After Reclass. 1/1/20 to 9/30/20 (Note 5)	AM USA 10/1/20 to 12/8/20	I/N Kote After Reclass. 1/1/20 to 9/30/20 (Note 5)	I/N Kote 10/1/20 to 12/8/20	I/N Tek After Reclass. 1/1/20 to 9/30/20 (Note 5)	I/N Tek 10/1/20 to 12/8/20	Transaction Accounting Adjs. (Note 7)	Elims. (Note 7)	Notes (Note 7)	Pro Forma Combined Company
Revenues from product sales and services	$5,354	$1,235	$—	$(68)	6a	$6,521	$5,629	$1,368	$265	$99	$108	$34	$—	$(1,187)	7a	$12,837
Operating costs:
Cost of goods sold	(5,102)	(1,173)	35	81	6b	(6,159)	(6,103)	(1,696)	(244)	(102)	(64)	(18)	(132)	1,187	7b	(13,331)
Selling, general and administrative expenses	(244)	(59)	(2)	—	6c	(305)	(231)	(78)					140	—	7c	(474)
Acquisition-related costs	(90)	(4)	—	—		(94)	(12)						—	—		(106)
Miscellaneous – net	(60)	—	—	—		(60)	(8)	(1,772)					1,840	—	7d	—
Total operating costs	(5,496)	(1,236)	33	81		(6,618)	(6,354)	(3,546)	(244)	(102)	(64)	(18)	1,848	1,187		(13,911)
Operating income (loss)	(142)	(1)	33	13		(97)	(725)	(2,178)	21	(3)	44	16	1,848	—		(1,074)
Other income (expense)
Interest income (expense), net	(238)	(27)	(27)	—	6d	(292)	54	30				(1)	(108)		7e	(317)
Gain (loss) on extinguishment of debt	130	—	—	—		130							—	—		130
Other non-operating income (expense)	57	5	1	—	6e	63	(34)	(44)					17	—	7f	2
Total other income (expense)	(51)	(22)	(26)	—		(99)	20	(14)	—	—	—	(1)	(91)	—		(185)
Income (loss) from continuing operations before income taxes	(193)	(23)	7	13		(196)	(705)	(2,192)	21	(3)	44	15	1,757	—		(1,259)
Income tax benefit (expense)	111	2	7	(3)	6f	117	3	42	—	—	—	—	277	—	7g	439
Income (loss) from continuing operations	(82)	(21)	14	10		(79)	(702)	(2,150)	21	(3)	44	15	2,034	—		(820)
Income from discontinued operations, net of tax	1	—	—	—		1	—	—	—	—	—	—	—	—		1
Net income (loss)	(81)	(21)	14	10		(78)	(702)	(2,150)	21	(3)	44	15	2,034	—		(819)
Loss (income) attributable to noncontrolling interest	(41)	(13)	—	—		(54)	—	—	—	—	—	—	8	—	7h	(46)
Net income (loss) attributable to Cliffs shareholders	$(122)	$(34)	$14	$10		$(132)	$(702)	$(2,150)	21	(3)	44	15	$2,042	$—		$(865)

Earnings (loss) per common share attributable to Cliffs shareholders - basic
Continuing operations	$(0.32)				6g	$(0.28)									7i	$(1.82)
Discontinued operations	—					—										—
	$(0.32)					$(0.28)										$(1.82)
Earnings (loss) per common share attributable to Cliffs shareholders - diluted
Continuing operations	$(0.32)				6h	$(0.28)									7j	$(1.82)
Discontinued operations	—					—										—
	$(0.32)					$(0.28)										$(1.82)
Average number of shares (in thousands)
Basic	378,663				6g	476,725									7i	476,725
Diluted	378,663				6h	476,725									7j	476,725
See accompanying Notes to Unaudited Pro Forma Condensed Combined Statement of Operations.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in millions, except share and per share)
Note 1: Description of transactions
On December 9, 2020, pursuant to the terms of the Transaction Agreement, dated as of September 28, 2020 (the "Transaction Agreement"), by and between the Company and ArcelorMittal S.A., an entity formed under Luxembourg law, ArcelorMittal S.A. sold substantially all of the operations of ArcelorMittal S.A.'s former wholly-owned subsidiary ArcelorMittal USA LLC, a Delaware limited liability company, and its subsidiaries and certain affiliates (“ArcelorMittal USA”) to the Company. In connection with the closing of the AM USA Transaction (as defined below), as contemplated by the terms of the Transaction Agreement, ArcelorMittal S.A.'s joint venture partner in the I/N Kote and I/N Tek joint ventures(collectively, the "I/N JVs") exercised its put rights pursuant to the terms of the I/N JVs joint venture agreements. As a result, the Company purchased all of such joint venture partner's interests in the I/N JVs. Following the closing of the AM USA Transaction, the Company, through its subsidiaries, own 100% of the interests in the I/N JVs. Together we refer to these transactions as the "AM USA Transaction".
Additionally on March 13, 2020, pursuant to the AK Steel Merger Agreement, we completed the acquisition of AK Steel, in which we were the acquirer (the "AK Steel Merger").
The unaudited pro forma condensed combined statement of operations is based on the historical consolidated financial information of Cliffs, AK Steel, AM USA, I/N Kote and I/N Tek and has been prepared to give effect of the AM USA Transaction and the AK Steel Merger.
Note 2: Basis of presentation
The unaudited pro forma condensed combined statement of operations was prepared using the acquisition method of accounting, with Cliffs considered the accounting acquirer in both the AM USA Transaction and the AK Steel Merger. Under the acquisition method of accounting, the preliminary purchase price is allocated to the underlying tangible and intangible assets acquired and liabilities assumed based on their respective fair market values, with the excess purchase price, if any, allocated to goodwill. To prepare the unaudited pro forma condensed combined statement of operations, Cliffs adjusted the assets and liabilities included within the AM USA Transaction and AK Steel Merger to their estimated fair values based on Cliffs’ most recent preliminary valuation work. Cliffs has not completed the detailed valuation work necessary to finalize the required estimated fair values and estimated useful lives of the assets acquired and liabilities assumed and the related allocations of the purchase prices. The final allocations of the purchase prices will be determined during the respective measurement periods and determination of the estimated fair value of assets and liabilities, and associated tax adjustments. Accordingly, the final acquisition accounting adjustments may be materially different from the unaudited transaction accounting adjustments contained herein.
The unaudited pro forma condensed combined statement of operations has been compiled in a manner consistent with the accounting policies adopted by Cliffs. Upon integration during the respective measurement periods, Cliffs will perform a full and detailed review of accounting policies. As a result of that review, Cliffs may identify additional differences between the accounting policies of the companies that, when conformed, could have a material impact on the consolidated financial statements of the combined company.
Historical results should not be considered indicative of future combined company performance as there are certain non-recurring items. For example, AM USA's historical financial statements include non-recurring impairment charges of $26 million, with an income tax benefit of $6 million, for the year ended December 31, 2020 for its idling of its hot dipped coating line in Columbus, Ohio. These costs will not affect the Company's statement of operations beyond 12 months after the acquisition date.
Note 3: Accounting policies
The unaudited pro forma condensed combined statement of operations reflects adjustments to conform AK Steel’s, AM USA's, I/N Kote's and I/N Tek's results to Cliffs’ accounting policies.
There is a significant difference between AK Steel's and Cliffs' accounting policies related to pension and OPEB amortization methods. Both AK Steel and Cliffs use a “corridor,” defined as 10% of the larger of the projected benefit obligation and plan assets, to determine recognition of previously unrecognized actuarial net gains or losses. AK Steel immediately recognizes net actuarial gains or losses that exceed the corridor and amortizes net actuarial gains or losses within the corridor over the plan participants’ average life expectancy. Cliffs amortizes net actuarial gains or losses that exceed the corridor over the plan participants’ average future service period.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in millions, except share and per share)
Upon consummation of the AM USA Transaction, the inventory valuation method for valuing inventory for AM USA was changed from the LIFO method to the average cost method. The Company believes that using the average cost method improves comparability with Cliffs other operations, more closely tracks the physical flow of inventory, better matches revenue with expenses and aligns with how the Company internally manages its business.
Note 4: Purchase consideration
AM USA Transaction
The aggregate consideration reflected in the unaudited pro forma condensed combined statement of operations is approximately $2,596.
Total estimated transaction consideration is calculated as follows:

Amount
Fair value of Cliffs common shares issued	$990
Fair value of Cliffs preferred stock issued	738
Estimated cash consideration paid	631
Fair value of settlement of a pre-existing relationship	237
Total estimated transaction consideration	$2,596
The fair value of Cliffs common shares issued is calculated as follows:

Amount
Number of Cliffs common shares issued	78.2
Closing price of Cliffs common share as of December 9, 2020	$12.66
Fair value of Cliffs common shares issued	$990
The fair value of Cliffs Series B Participating Redeemable Preferred Stock issued is calculated as follows:

Amount
Number of Cliffs Series B Participating Redeemable Preferred Stock issued	0.6
Redemption price as of December 9, 2020	$1,266
Fair value of Cliffs preferred stock issued	$738
The fair value of the estimated cash consideration is comprised of the following:

Amount
Cash consideration pursuant to the AM USA Transaction Agreement	$505
Cash consideration for purchase of the remaining JV partners' interest of I/N Kote and I/N Tek	182
Estimated total cash consideration payable (receivable)	(56)
Total estimated transaction consideration	$631
The cash portion of the purchase price is subject to customary working capital adjustments.
The fair value of the settlement of a pre-existing relationship is comprised of the following:

Amount
Accounts receivable	$97
Freestanding derivative asset from customer supply agreement	140
Fair value of settlement of a pre-existing relationship	$237

Note 5: Reclassification adjustments
Certain reclassifications have been applied to the historical presentation of AM USA's, I/N Kote's and I/N Tek's statements of operations and financial positions to conform to Cliffs' financial statement presentation. A

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in millions, except share and per share)
Reclassifications to AM USA’s consolidated statement of operations for the nine months ended September 30, 2020 are as follows:

Financial Statement Line	Historical AM USA Before Reclassifications	Reclassifications	Notes	Historical AM USA After Reclassifications
Cost of goods sold	$(5,794)	$(309)	i	$(6,103)
Selling, general and administrative expenses	(243)	12	vii	(231)
Acquisition-related costs	—	(12)	vii	(12)
Miscellaneous – net	—	(8)	ii, iii,	(8)
Depreciation and amortization	(309)	309	i	—
Asset impairments	(26)	26	ii	—
Other operating income	18	(18)	iii	—
Interest and other financing expense, third party	(50)	50	v
Interest expense, net	—	54	iv, v	54
Interest income, related party	103	(103)	iv
Interest income, third party	1	(1)	iv
Pension and OPEB income (expense)	(34)	34	vi	—
Other non-operating income (expense)	—	(34)	vi	(34)
i.Represents the reclassification of $309 million of Depreciation and amortization to Cost of goods sold.
ii.Represents the reclassification of $26 million of impairment charges from Asset Impairments to Miscellaneous - net.
iii.Represents the reclassification of $18 million of operating income from Other operating income to Miscellaneous - net.
iv.Represents the reclassification of $103 million and $1 million of interest income from Interest income, related party and Interest income, third party to Interest expense, net, respectively.
v.Represents the reclassification of $50 million of interest expense from Interest expense and other financing, third party to Interest expense, net.
vi.Represents the reclassification of losses of $34 million from Pension and OPEB income (expense) to Other non-operating income.
vii.Represents the reclassification of acquisition-related costs of $12 million from Selling, general and administrative expenses to Acquisition-related costs.
Reclassifications to I/N Kote’s statement of operations for the nine months ended September 30, 2020 are as follows:

Financial Statement Line	Historical I/N Kote Before Reclassifications	Reclassifications	Notes	Historical I/N Kote After Reclassifications
Cost of goods sold	$—	$(244)	i,ii,iii	$(244)
Production expenses - excludes depreciation and amortization expense disclosed below	(69)	69	i	—
Substrate costs	(171)	171	ii	—
Depreciation and amortization	(4)	4	iii	—
i.Represents the reclassification of $69 million of Production expenses - excluding depreciation and amortization disclosed below to Cost of goods sold.
ii.Represents the reclassification of $171 million of Substrate costs to Cost of goods sold.
iii.Represents the reclassification of $4 million of Depreciation and amortization to Cost of goods sold.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in millions, except share and per share)
Reclassifications to I/N Tek’s statement of operations for the nine months ended September 30, 2020 are as follows:

Financial Statement Line	Historical I/N Tek Before Reclassifications	Reclassifications	Notes	Historical I/N Tek After Reclassifications
Cost of goods sold	$—	$(64)	i,ii	$(64)
Production expenses - excludes depreciation and amortization expense disclosed below	(57)	57	i	—
Depreciation and amortization	(7)	4	ii	(3)
i.Represents the reclassification of $57 million of Production expenses - excludes depreciation and amortization expense disclosed below to Cost of goods sold.
ii.Represents the reclassification of $7 million of Depreciation and amortization to Cost of goods sold.

Note 6: AK Steel Holding Corporation Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
a.Revenue from product sales and services—Represents elimination of revenues earned by Cliffs on sales to AK Steel that would be considered intercompany transactions and will be eliminated in the consolidated financial statements of the combined company following completion of the AK Steel Merger. Revenue eliminated for the year ended December 31, 2020 was $68 million.
b.Costs of goods sold—Represents adjustments comprised of the following:

Year Ended December 31, 2020
Amortization of acquired intangible liabilities (i)	$4
Depreciation of property, plant and equipment (ii)	32
Amortization of equity method investment basis adjustment (iii)	(1)
Total transaction accounting adjustments	$35

Elimination of costs related to intercompany sales from Cliffs to AK Steel (iv)	$81
i.The net impact of removal of historical amortization expense and the amortization credit for the fair value of definite lived intangible liabilities recognized as part of acquisition accounting. Amortization credit for intangible liabilities is calculated using the straight-line method.
ii.The adjustment to historical depreciation expense due to the recognition of AK Steel’s property, plant and equipment at their preliminary fair values in acquisition accounting, depreciated over their estimated remaining useful lives, determined in accordance with Cliffs’ policy.
iii.Amortization of the basis adjustment related to the fair value increase to AK Steel's equity method of investments.
iv.Elimination of cost of goods sold relating to transactions between Cliffs and AK Steel that would be considered intercompany transactions and will be eliminated in the consolidated financial statements of the combined company following the AK Steel Merger.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in millions, except share and per share)
c.Selling, general and administrative expenses—Represents impact of amortization expense of $2 million million for the year ended December 31, 2020 on the fair value of the definite lived intangible assets recognized as part of acquisition accounting. Amortization expense for intangible assets is calculated using the straight-line method.
d.Interest (expense) income, net—Represents adjustments to reflect the planned refinancing of AK Steel’s historical debt in connection with the AK Steel Merger:

Year Ended December 31, 2020
Elimination of AK Steel's historical debt issuance costs and original issue discounts	$2
Decreased (increase) interest expense from the planned debt refinancing	(29)
Total transaction accounting adjustments	$(27)
A 0.125% increase in anticipated interest rates is not expected to have a material impact on pro forma interest expense.
e.Other non-operating income (expense)—The $1 million credit relates to non-service pension benefit costs for the year ended December 31, 2020. These adjustments reflect the elimination of prior service cost/credit and actuarial gain/loss amortization, and the net impact of the estimated remeasurement of the liability on interest costs and expected return on plan assets to conform to Cliffs’ accounting policy.
f.Income tax benefit (expense)—Represents adjustments to reflect the following: i) income tax expense on Historical AK Steel Holding Corporation (Pre-AK Steel Merger Period)—Income (Loss) From Continuing Operations Before Income Taxes, attributable to AK Steel stockholders, at a statutory rate of 24.3% to remove the historical impact of the valuation allowance and ii) income tax impact of transaction accounting adjustments that affect Income (Loss) From Continuing Operations Before Income Taxes at a statutory rate of 24.3%.
The Elimination adjustments to Income tax benefit (expense) represent the income tax impact of eliminations that affect Income from Continuing Operations Before Income Taxes at a statutory rate of 24.3%.
g.Basic average number of shares—Reflects the pro forma issuance of 126.8 million Cliffs common shares issued upon closing of the AK Steel Merger as if the AK Steel Merger took place on January 1, 2020.
h.Diluted average number of shares—Reflects the pro forma issuance of 126.8 million Cliffs common shares issued upon closing of the AK Steel Merger as if the AK Steel Merger took place on January 1, 2020. Additionally, includes the potential issuance of 1.1 million Cliffs common shares under equity awards converted in accordance with the AK Steel Merger Agreement as if the AK Steel Merger took place on January 1, 2020, if not anti-dilutive. In connection with the AK Steel Merger, unvested awards held by certain AK Steel employees were converted to Cliffs awards with respect to a number of Cliffs common shares determined by the exchange ratio.
Note 7: AM USA, I/N Kote and I/N Tek Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations
a.Revenue from product sales and services—Represents elimination of revenues earned by Cliffs on sales to AM USA, substrate sales by AM USA to I/N Kote, and tolling revenue earned by I/N Kote and I/N Tek on tolling completed for AM USA that would be considered intercompany transactions and will be eliminated in the consolidated financial statements of the combined company following completion of the AM USA Transaction. Revenue eliminated for the year ended December 31, 2020 was $1,187 million.
b.Costs of goods sold - Represents adjustments comprised of the following:

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in millions, except share and per share)

Year Ended December 31, 2020
Depreciation of property, plant and equipment (i)	$169
Depletion of mineral reserves (ii)	(26)
Incremental Hibbing idle costs (iii)	(8)
Amortization of fair value step up of inventory (iv)	(267)
Total transaction accounting adjustments	$(132)

Elimination of costs related to intercompany revenue (v)	$1,187
i.The net adjustment of the reversal of historical depreciation expense and the depreciation expense due to the recognition of AM USA’s, I/N Kote's and I/N Tek's property, plant and equipment at their preliminary fair values in acquisition accounting, depreciated over their estimated remaining useful lives, determined in accordance with Cliffs’ policy.
ii.Depletion expense due to the recognition of AM USA’s, mineral reserves at their preliminary fair values in acquisition accounting, depleted over the estimated remaining live of mines, determined in accordance with Cliffs’ policy.
iii.The incremental idle costs for the Hibbing joint venture to include the 14.7 percent related to the noncontrolling interest.
iv.The increase to cost of goods sold for related to the fair value step up of inventory for the same amount as the inventory is expected to be sold within four months of the acquisition date. These costs will not affect the Company's statement of operations beyond 12 months after the acquisition date. The income tax benefit of $65 million related to the acquisition-related costs is also reflected in the unaudited pro forma condensed combined statement of operations as a nonrecurring adjustment to income (loss) from continuing operations.
v.Elimination of cost of goods sold relating to transactions between Cliffs, AM USA, I/N Kote and I/N Tek that would be considered intercompany transactions and will be eliminated in the consolidated financial statements of the combined company following the AM USA Transaction.
c.Selling, general and administrative expenses—Represents transaction adjustments of $140 million for the year ended December 31, 2020, respectively, for the impact of reversal of the fees charged for management, financial and legal services under the Industrial Franchise Agreement with the former parent.
d.Miscellaneous-net—Represents adjustments to reflect the reversal of $1,820 million of losses related to the restructuring transactions completed by AM USA and its former parent immediately preceding the AM USA Transaction and the $20 million loss related to the historical AM USA's mark to market on hedging of the iron ore pellet sales/purchase agreement between Cliffs and AM USA, which is now intercompany and would be eliminated.
e.Interest (expense) income, net—Represents adjustments to reflect the below in connection with the AM USA Transaction:

Year Ended December 31, 2020
Elimination of AM USA's historical deferred financing cost	$4
Reversal of interest income on notes receivable settled with former parent and subsidiaries at acquisition date	(126)
Decreased interest expense	14
Total transaction accounting adjustments	$(108)
A 0.125% increase in anticipated interest rates is not expected to have a material impact on pro forma interest expense.

Notes to Unaudited Pro Forma Condensed Combined Statement of Operations
(Dollars in millions, except share and per share)
f.Other non-operating income (expense)—The $17 million credit a relates to non-service pension benefit costs for year ended December 31, 2020. These adjustments reflect the elimination of prior service cost and actuarial loss amortization.
g.Income tax benefit (expense)—Represents adjustments to reflect the following: i) income tax impact on Historical AM USA (Pre-AM USA Transaction)—Income (Loss) From Continuing Operations Before Income Taxes, at a statutory rate of 24.3% to remove the historical impact of the valuation allowance and ii) income tax impact of transaction accounting adjustments that affect Income (Loss) From Continuing Operations Before Income Taxes at a statutory rate of 24.3%.
The Elimination adjustments to Income tax benefit (expense) represent the income tax impact of eliminations that affect Income from Continuing Operations Before Income Taxes at a statutory rate of 24.3%.
h.Noncontrolling interest—Represent the 14.7 percent share of the idle costs incurred by the Hibbing joint venture for the year ended December 31, 2020.
i.Basic average number of shares—Reflects the pro forma issuance of 78.2 million Cliffs common shares issued upon closing of the AM USA Transaction.
j.Diluted average number of shares—Reflects the pro forma issuance of 78.2 million Cliffs common shares issued upon closing of the AM USA in accordance with the Transaction Agreement. Additionally, includes the 58.3 million Cliffs Series B Participating Redeemable Preferred Stock shares as if the AM USA Transaction took place on January 1, 2020, if not anti-dilutive.